EXHIBIT 4.2



                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of May 22, 2006 (the "Amendment"), between Pioneer Natural Resources Company, a Delaware corporation (the "Company"), and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of July 20, 2001 (the "Rights Agreement");

     WHEREAS, the Distribution Date (as defined in the Rights Agreement) has not occurred; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the Rights Agent desire to evidence such amendment in writing.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the Company hereby amends the Rights Agreement as follows:

     1. Amendment of Recital. The second paragraph of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

              WHEREAS, the board of directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Right") for each Common Share (as defined below) of the Company outstanding on July 31, 2001 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a Preferred Share (as defined below), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each share of Capital Stock (as defined below) of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are defined below).

     2. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

              "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Capital Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company,
     (iii) any employee benefit plan or employee stock ownership plan of the Company or any Subsidiary of the Company or (iv) any entity holding Capital Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Capital Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Capital Stock of the Company then outstanding; provided, however, that if a Person shall


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     become  the  Beneficial  Owner of 20% or more of the  Capital  Stock of the
     Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Capital Stock of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the board of directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to
     the  foregoing   provisions   of  this  Section   1(a),   has  become  such
     inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Capital Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     3. Amendment of Section 1(e). Section 1(e) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         "Capital Stock" shall mean the Common Shares.

     4. Amendment of Section 1(i). Section 1(i) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         [Intentionally omitted.]

     5. Amendment of Section 1(l). Section 1(l) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         [Intentionally omitted.]

     6. Amendment of Section 1(m). Section 1(m) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         [Intentionally omitted.]

     7. Amendment of Section 1(q). Section 1(q) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         [Intentionally omitted.]

     8. Amendment of Section 1(s). Section 1(s) of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

         [Intentionally omitted.]

     9. Amendment of Section 3. Section 3 of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

              Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the board of directors of the Company prior to such time as any Person becomes an

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     Acquiring  Person) after the date of commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary of the Company, or any entity holding Capital Stock for or pursuant to the terms of any such plan) of, or after the date of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary of the Company, or any entity holding Capital Stock for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Capital Stock aggregating 20% or more of the then outstanding Capital Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"),
     (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates in each case shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Capital Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Capital Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right
     Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Capital Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

              (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Capital Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Capital Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Capital Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

              (c) Certificates for Common Shares which b ecome outstanding (including reacquired Common Shares referred to in Section 3(d)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                    This  certificate also  evidences  and  entitles  the holder hereof to certain rights as set forth in a Rights Agreement dated as of July 20, 2001 (as amended, the "Rights Agreement"), between Pioneer Natural Resources Company (the "Company") and Continental Stock Transfer & Trust Company, the terms of which are hereby

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              incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) become null and void.

              With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

              (d) In the event that the Company purchases or acquires any Capital Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Capital Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Capital Stock that are no longer outstanding.

     10. Amendment of Section 16. Section 16 of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

              Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a)  prior  to  the   Distribution  Date,   the  Rights   will  be
     transferable only in connection with the transfer of the Capital Stock;

              (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

              (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     11. Amendment of Section 27. Section 27 of the Rights Agreement is hereby amended and restated to read, in its entirety, as follows:

              Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement

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     any provision  contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Capital Stock then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or any Subsidiary of the Company, or any entity holding Capital Stock for or pursuant to the terms of any such plan) and (b) 10%.

     12. Amendment of Exhibit C. The first and second paragraph of Exhibit C to the Rights Agreement are hereby amended and restated to read, in their entirety, as follows:

              On July 19, 2001, the board of directors of Pioneer Natural Resources Company (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares" or "Capital Stock"), of the Company. The dividend was paid on July 31, 2001 (the "Record Date") to the holders of Capital Stock of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company at a price of $95.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of July 20, 2001 (as amended, the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

              Until the earlier to occur of (i) the tenth business day following a public announcement that a person has acquired beneficial ownership of 20% or more of the outstanding Capital Stock (an "Acquiring Person") or
     (ii) the tenth business day (subject to extension) after a person commences, or announces its intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming the beneficial owner of the number of shares necessary to be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Capital Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Capital Stock certificates issued after the Record Date, upon transfer or new issuance of Capital Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Capital Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached

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     thereto,  will also  constitute the transfer of the Rights  associated with the Capital Stock represented by such certificate.

     13. Effectiveness. This Amendment shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     14. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     15. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     16. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     17. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     18. Definitions. Capitalized terms used herein that are not defined herein shall have the meanings given such terms in the Rights Agreement.

                   [Remainder of page is intentionally blank.]



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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed and attested, all as of the day and year first above written.

                                   PIONEER NATURAL RESOURCES COMPANY
Attest:

By: /s/ Mark H. Kleinman           By: /s/ Mark S. Berg
   ---------------------------        ---------------------------------
        Mark H. Kleinman                   Mark S. Berg
        Corporate Secretary                Executive Vice President



                                   CONTINENTAL STOCK TRANSFER & TRUST
                                   COMPANY, as Rights Agent
Attest:


By: /s/ Tuulikki Huovinen          By: /s/ Steven G. Nelson
    --------------------------         --------------------------------
Name:   Tuulikki Huovinen          Name: Steven G. Nelson
Title:  Assistant Secretary        Title:  Chairman of the Board & President



             [SIGNATURE PAGE TO AMENDMENT NO. 1 TO RIGHTS AGREEMENT]



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